Exhibit 10.1

FORM OF

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of [●], is entered into by and between Cambium Networks Corporation, a Cayman Islands exempted company (the “Company”), and [●] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as [directors/executive officers] the most capable persons available;

WHEREAS, Indemnitee is [a director/an executive officer] of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against [directors/executive officers] of companies; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as [a director/an executive officer], the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve as a director of the Company and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions. The following terms shall have the following meanings in this Agreement:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means:

(i) any “person,” as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified and used in Section 13(d) and 14(d) thereof (but not including (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) (hereinafter a “Person”), is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years beginning on the date hereof, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (each such director, a “Continuing Director”), cease for any reason to constitute a majority thereof; or

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Company, any direct or indirect subsidiary of the Company, and any other company, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express request of the Company as a director, officer, employee, agent or fiduciary.

(e) “Expense Advance” or an “Advance” shall have the meaning set forth in Section 2(c).

(f) “Expenses” means any reasonable expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts (including without limitation accountants and other advisors), travel expenses, witness fees, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or responding to, or objecting to, a request to provide discovery, or preparing for any of the foregoing, or any appeal bond or its equivalent, in any Proceeding relating to any Indemnifiable Event, and any expenses of establishing a right to indemnification under any of Sections 2, 4 or 5, in each case, to the extent reasonable; provided, however, that Expenses shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against the Indemnitee.

(g) “Indemnifiable Costs” means any and all Expenses, liability or loss, judgments, fines and amounts paid in settlement and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement.

(h) “Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was [a director/an executive officer] of the Company, or while Indemnitee is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust, employee benefit plan or other enterprise or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as [a director/an executive officer] of the Company, or in any other capacity, as described above.

(i) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of company law and neither presently is, nor in the past three years has been, retained to represent: (1) the Company or any of its subsidiaries or affiliates, (2) the Indemnitee or (3) any other party to the Proceeding giving rise to a claim for indemnification or Expense Advances hereunder, in any matter (other than with respect to matters relating to indemnification and advancement of expenses). No law firm or lawyer shall qualify to serve as Independent Counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company shall select a law firm or lawyer to serve as Independent Counsel, subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld.

(j) “Organizational Documents” means the Company’s Certificate of Incorporation and Amended and Restated Memorandum and Articles of Association.

(k) “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, internal, administrative or investigative that relates to an Indemnifiable Event.

(l) “Reviewing Party” shall have the meaning set forth in Section 3.

2. Agreement to Indemnify.

(a) General Agreement regarding Indemnification. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against Indemnifiable

Costs, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto); provided, however, that the Company’s commitment set forth in this
Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement.

(b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Costs, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c) Advancement of Expenses. If so requested by Indemnitee, the Company shall advance to Indemnitee, to the fullest extent permitted by applicable law, any and all Expenses incurred by Indemnitee (an “Expense Advance” or an “Advance”) within 21 calendar days after the receipt by the Company of a request from Indemnitee for an Advance, whether prior to or after final disposition of any Proceeding; provided, however, that the Company shall not advance any expenses to Indemnitee unless and until it shall have received a request and undertaking substantially in the form attached hereto as Exhibit A. Any request for an Expense Advance shall be accompanied by an itemization, in reasonable detail, of the Expenses for which advancement is sought; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d) Exception to Obligation to Indemnify and Advance Expenses. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding or (ii) the Proceeding is one to enforce indemnification rights under Section 5.

3. Reviewing Party.

(a) Definition of Reviewing Party. Other than as contemplated by Section 3(b), the person, persons or entity who shall determine whether Indemnitee is entitled to indemnification in the first instance (the “Reviewing Party”) shall be (i) the Board acting by a majority vote of Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written determination to the Board, a copy of which shall be delivered to Indemnitee or (iv) if so directed by the Board or Disinterested Directors, by the ordinary resolutions of the shareholders of the Company.

(b) Reviewing Party Following Change in Control. Notwithstanding anything to the contrary, (i) after a Change in Control (other than a Change in Control approved by a majority of the Continuing Directors), the Reviewing Party shall be the Independent Counsel, (ii) with respect to all matters arising from such a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Organizational Documents now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from the Independent Counsel and (iii) such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including without limitation attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment.

(i) The determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made by the Reviewing Party not later than 30 days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification); provided, however, that if the Reviewing Party is the shareholders of the Company, the 30 day time period shall be replaced with the following: (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat or (C) written consents of shareholders of the Company are obtained within 75 days after receipt by the Company of the request for such determination. The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two business days thereafter. If a determination shall have been made pursuant to Section 4(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding, absent (x) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification or (y) a prohibition of such indemnification under applicable law. The Company shall be precluded from asserting in any judicial proceeding commenced that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(ii) If the Reviewing Party shall not have made a written determination to the Company that Indemnitee is not entitled to indemnification within time limitation for such a determination set forth in Section 4(a)(i), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (x) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (y) a prohibition of such indemnification under applicable law. Indemnitee shall receive payment from the Company in accordance with this Agreement within 10 business days after the earlier of (x) the Reviewing Party making its determination with respect to Indemnitee’s entitlement to indemnification and (y) the expiration of the time period specified in Section 4(a)(i).

(iii) Indemnitee shall cooperate with the Reviewing Party, including without limitation providing to Reviewing Party or its representatives upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) Suit to Enforce Rights. If (x) payment of indemnification pursuant to Section 4(a)(ii) is not made within the period permitted for such payment by such section, (y) the Reviewing Party determines pursuant to Section 4(a) that Indemnitee is not entitled to indemnification under this Agreement, or (z) Indemnitee has not received advancement of Expenses within the time period permitted for such advancement by Section 2(c), then Indemnitee shall have the right to enforce the indemnification and advancement rights granted under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware seeking an initial determination by the court or challenging any determinationby the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee within six months of the date of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. In the event that a determination shall have been made by the Reviewing Party that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 4(a). The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(c) Defense to Indemnification, Burden of Proof, and Presumptions.

(i) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or payment of Expense Advances) hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification (or payment of Expense Advances) under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

(ii) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(iii) For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval and whether with or without an admission of liability on the part of the Indemnitee), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful or create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(iv) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(v) For purposes of any determination under this Agreement, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including without limitation financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 4(c)(v) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(vi) The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses to the fullest extent permitted by law and, if requested by Indemnitee pursuant to the procedures set forth in Section 2(c), shall advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(i) enforcement of this Agreement;

(ii) indemnification of Indemnifiable Costs or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Organizational Documents now or hereafter in effect relating to indemnification for Indemnifiable Events; or

(iii) recovery under directors’ and officers’ liability insurance policies maintained by the Company.

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Company from liability hereunder except to the extent the Company has been prejudiced or as further provided in Section 6(c).

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel selected by the Company. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not within 60 calendar days (or sooner if the circumstances require) in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. If the Company has selected counsel to represent Indemnitee and other current and former directors, officers or employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to the first sentence of this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Company obtains or maintains insurance. In the event separate counsel is retained by a group of persons including Indemnitee pursuant to this Section 6(b), the Company shall cooperate with such counsel with respect to the defense of the Proceeding, including without limitation making documents, witnesses and other reasonable information related to the defense available to such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in clause (ii) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the Cayman Islands, the Organizational Documents, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Organizational Documents, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

8. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee, if [a director/an executive officer] of the Company, shall be covered by such policy or policies, in accordance with its or their terms.

9. Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including without limitation any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as [a director/an executive officer] of the Company or of any other Enterprise at the Company’s request.

11. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

12. Governing Law. This Agreement and all claims or causes of action (whether in contract or tort, in law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or non-performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law principles that would cause the application of the laws of any other jurisdiction.

13. Entire Agreement. Subject to Section 7 hereof, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written, and implied, between the parties hereto with respect to the subject matter hereof.

14. No Bar Orders. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

15. Jury Waiver. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY RELATED CLAIM.

16. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

17. Interpretation. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. Unless otherwise specified, all references in this Agreement to any “Section,” paragraph, clause or other subdivision are to the corresponding section, paragraph, clause or subdivision of this Agreement

18. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

190 Elgin Avenue

George Town, Grand Cayman

Cayman Islands KY1-9005

and

c/o Cambium Networks, Inc.

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

Attn: General Counsel

to Indemnitee at:

[●]

[●]

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:	[●]

By:
Name:
Title:

INDEMNITEE:	[INDEMNITEE]

SIGNATURE PAGE TO

INDEMNIFICATION AGREEMENT

Exhibit A

REQUEST AND UNDERTAKING

Cambium Networks Corporation

190 Elgin Avenue

George Town

Grand Cayman, Cayman Islands KY1-9005

Attn: General Counsel

To Whom It May Concern:

I request, pursuant to Section 2(c) of the Indemnification Agreement, dated as of [●] (the “Indemnification Agreement”), between Cambium Networks Corporation (the “Company”) and me, that the Company advance Expenses (as such term is defined in the Indemnification Agreement) incurred in connection with [describe Proceeding] (the “Proceeding”). I have attached an itemization, in reasonable detail, of the Expenses for which advancement is sought.

I undertake and agree to repay to the Company any funds advanced to me or paid on my behalf if it shall ultimately be determined that I am not entitled to indemnification. I shall make any such repayment promptly following written notice of any such determination.

I agree that payment by the Company of my expenses in connection with the Proceeding in advance of the final disposition thereof shall not be deemed an admission by the Company that it shall ultimately be determined that I am entitled to indemnification.

[Name]

Date:

A-1